UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2010

DELCATH SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-16133	06-1245881
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 SEVENTH AVE, SUITE 3505 NEW YORK, NEW YORK	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 489-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On June 11, 2010, Delcath Systems, Inc. (“the Company”) issued a press release announcing a conference call to discuss recent corporate developments on Tuesday, June 15, 2010 at 4:30 p.m., Eastern. The dial-in number for the conference call is 800-762-8779 for domestic participants and 480-629-9771 for international participants.

Additionally, Mr. Eamonn Hobbs, President and CEO of the Company remarked "We look forward to updating our shareholders about the recent progress made by our Company as well as answering questions regarding the very strong data presented at the ASCO conference this past weekend.  While we believe the recent decline in the value of our shares is unfortunate and an overreaction, the fundamental outlook for our company remains strong. We believe we have excellent clinical data, significant market opportunity and a strong balance sheet with enough cash to execute our current business plan for at least the next 12 months. In addition, we continue to pursue negotiations with potential partners for international marketing rights for the Delcath PHP system."

A copy of Delcath’s June 11, 2010 press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth in such filing.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.	The following exhibits are furnished with this report on Form 8-K:

Exhibit Number 99.1	Description of Exhibit Press Release of Delcath Systems, Inc. dated June 11, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2010

DELCATH SYSTEMS, INC. By: /s/ Peter Graham
Name: Peter Graham Title: General Counsel